EXHIBIT 10.1
[OXIS LETTERHEAD]

October 1, 2009
Gentlemen:

This letter is to inform you that Oxis International, Inc., a Delaware Corporation (the "Company") is contemplating entering into an agreement to pursue additional financing.  The financing consists of the issuance of up to $2,000,000 worth of 0% Convertible Debentures and Warrants to accredited investors which shall close on or prior to October 1, 2009 (the “Additional Financing”).

Reference is made to the (i) Securities Purchase Agreement, dated as of October 25, 2006 (the "Securities Purchase Agreement") between Bristol Investment Fund Ltd. (“Bristol”) and the Company and (ii) those certain convertible promissory notes issued October 8, 2008, March 19, 2009, April 7, 2009, April 28, 2009, May 21, 2009 and June 25, 2009 (the “Bristol Bridge Notes”). All terms defined in the Securities Purchase Agreement shall have the same meaning when used in this letter unless otherwise defined herein.

Pursuant to Section 4.13 of the Securities Purchase Agreement and Section 11 of the Bristol Bridge Notes, upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration (a “Subsequent Financing”), Bristol shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.  By way of this letter, Bristol hereby waives the notice requirements with respect to its right to participate in the Additional Financing.

Pursuant to Section 4.14(a) of the Securities Purchase Agreement, until 90 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.  By way of this letter, Bristol hereby waives it right to prevent the Company from issuing shares of Common Stock or Common Stock Equivalents in connection with the Additional Financing.

Reference is made to the 0% Convertible Debenture, dated as of October 25, 2006 (the "Debenture") between Bristol and the Company. All terms defined in the Debenture shall have the same meaning when used in this letter unless otherwise defined herein.  Pursuant to Section 5(b) of the Debenture, if the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price”) then the Conversion Price shall be reduced to equal the Base Conversion Price.  By way of this letter, Bristol hereby waives it right to an adjustment of the Conversion Price in connection with the Additional Financing.

Reference is made to the form of Warrant, dated as of October 25, 2006 (the "Warrant") between Bristol and the Company. All terms defined in the Warrant shall have the same meaning when used in this letter unless otherwise defined herein.  Pursuant to Section 3(b) of the Warrant, If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or

Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price”), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.   By way of this letter, Bristol hereby waives it right to an adjustment of the Exercise Price and the number of Warrant Shares in connection with the Additional Financing.

Pursuant to Section 7 of the Bristol Bridge Note, if the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock or securities convetible into common stock at a price per share lower than the conversion price in the Bristol Bridge Notes, (such lower price, the “Base Conversion Price”) then the Conversion Price shall be reduced to equal the Base Conversion Price.  By way of this letter, Bristol hereby waives it right to an adjustment of the Conversion Price in connection with the Additional Financing.

OXIS INTERNATIONAL, INC.

/s/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer

AGREED AND ACKNOWLEDGED:
BRISTOL INVESTMENT FUND LTD

/s/Paul Kessler
Name: Paul Kessler
Title: Director